SCHEDULE 14C
(Rule 14c-101)

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Information Statement

☒	Definitive Information Statement

☐	Confidential for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

JINGWEI INTERNATIONAL LIMITED

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee previously paid with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

INFORMATION STATEMENT

OF

JINGWEI INTERNATIONAL LIMITED

Room 1605, Tianan Hi-Tech Plaza Tower A, Tianan Cyber Park
Futian District
Shenzen, PRC 518040

THIS INFORMATION STATEMENT IS BEING PROVIDED
TO YOU BY THE BOARD OF DIRECTORS OF
JINGWEI INTERNATIONAL LIMITED

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO
SEND US A PROXY

This Information Statement is being mailed or furnished to the stockholders of Jingwei International Limited, a Nevada corporation (the “Company”), in connection with the authorization of the corporate action described below by the Company’s Board of Directors by unanimous written consent dated October 20, 2008, and the subsequent approval of such corporate action by the written consent, dated October 20, 2008, of those stockholders of the Company entitled to vote a majority of the aggregate shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) outstanding on such date. Stockholders holding in the aggregate 8,823,660 shares of Common Stock or 51.75% of the Common Stock outstanding on such date, approved the corporate action described below. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained and this Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of this corporate action before it takes effect.

This Information Statement is first being mailed or furnished to the stockholders of the Company on or about November 10, 2008, and the transaction described herein shall become effective no earlier than 20 days after this Information Statement is so mailed or furnished.

ACTION BY BOARD OF DIRECTORS
AND
CONSENTING STOCKHOLDERS

By written consent dated October 20, 2008,the Board of Directors of the Company on October 20, 2008, the Board of Directors adopted a resolution approving a reverse split of the Company’s Common Stock at a ratio ranging from 1-for-1.5 to 1-for-5, to be determined at the discretion of the Board of Directors without further approval of the stockholders of the Company, upon a determination by the Board of Directors that such a reverse split of the Company’s Common Stock is in the best interests of the Company and its stockholders and proposing that such resolution be submitted for a vote of the stockholders of the Corporation. The action taken by the Board of Directors with respect to the reverse stock split was subsequently adopted by the written consent of the Company’s stockholders entitled to vote a majority of the shares of Common Stock then outstanding on October 20, 2008.

The reasons for, and general effect of, the reverse stock split is described in “ADOPTION OF A RESOLUTION TO EFFECT A REVERSE SPLIT OF THE COMPANY’S COMMON STOCK.”

The Board of Directors of the Company knows of no other matters other than that described in this Information Statement which have been recently approved or considered by the holders of the Common Stock.

GENERAL

This Information Statement is first being mailed or furnished to stockholders on or about November 10, 2008, and the reverse stock split described herein will become effective no earlier than 20 calendar days thereafter. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.

VOTE OBTAINED - NEVADA LAW

Pursuant to Nevada Revised Statutes (“NRS”) 78.2055(1) and the Company’s Certificate of Incorporation, an affirmative vote by stockholders holding shares entitling them to exercise a majority of the voting power is sufficient to authorize a decrease in the number of outstanding shares. NRS 78.320 provides that, unless otherwise provided in the Company’s Articles of Incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the reverse stock split described herein as early as possible in order to accomplish the purposes as hereafter described, the Company’s Board of Directors voted to utilize, and did in fact obtain, the written consent of the holders of a majority in the interest of the Company’s voting stock, which voting stock is comprised of the Common Stock.  NRS 78.320 provides that in no instance where action is authorized by written consent need a meeting of stockholders be called or notice given.

VOTING SECURITIES AND

PRINCIPAL HOLDERS THEREOF

As of October 14, 2008, there were 17,049,000 shares of Common Stock of the Company issued and outstanding. Each holder of Common Stock is entitled to one vote for each share held by such holder.

Stockholders holding in the aggregate 8,823,660 shares of Common Stock or 51.75% of the Common Stock outstanding on such date, approved the reverse stock split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth, as of October 14, 2008, certain information concerning the beneficial ownership of Common Stock by (i) each stockholder known by the Company to own beneficially five percent or more of Common Stock outstanding; (ii) each director; (iii) each executive officer; and (iv) all of the Company’s executive officers and directors as a group, and their percentage ownership. As of October 14, 2008, there were 17,049,000 shares of Common Stock outstanding.

Names and Addresses of Beneficial Owners (2)	Amount and Nature of Beneficial Ownership(1)	Percent of Class
George (Jianguo) Du	8,261,110	48.5%
Regis Kwong	-	-
John Bi	50,000	*
Dr. Li Wei (David Lee)	-	-
Zhisheng Wang	-	-
Corla Chen	-	-
Jason Chen	-	-
Lou Guo Qing	-	-
Lily Sun	-	-
All directors and executive officers as a group (9 persons)	8,311,110	48.7%

1    Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of the Common Stock beneficially owned by them.
2    Indicates a director and/or executive officer of the Company. The address of each such individuals is c/o Jingwei International Limited, Suite 2021, 20/F, Two Pacific Place, 88 Queensway, Hong Kong.
3    Includes 50,000 fully-vested options granted to Mr. Bi.
*    Less than 1%.

NOTICE TO STOCKHOLDERS OF ACTION
APPROVED BY CONSENTING STOCKHOLDERS

The following action has been approved by the written consent of the holders together entitled to vote a majority of the aggregate shares of Common Stock:

ACTION 1

ADOPTION OF A RESOLUTION TO EFFECT A REVERSE SPLIT OF THE COMPANY’S COMMON STOCK

Purpose of the Reverse Split

The Company’s Board of Directors has determined that it is in our best interest to effect a reverse split of our Common Stock at a ratio ranging from 1-for-1.5 to 1-for-5, to be determined at the discretion of the Board of Directors without further approval of the stockholders of the Company, upon a determination by the Board of Directors that such a reverse split of the Company’s Common Stock is in the best interests of the Company and its stockholders, with all fractional shares rounded up to the next whole share (the “Reverse Split”). In determining the ratio of the Reverse Split, the Board of Directors will assess numerous factors including, but not limited to, analysis of our most recent fiscal quarter, general economic conditions, the existing and expected marketability and liquidity of our Common Stock and the price of our Common Stock in relation to the listing requirements of the NASDAQ Capital Market. The Board of Directors believes that approval of a range of reverse split ratios, rather than approval of a specific reverse split ratio provides the Company with maximum flexibility to achieve the purposes of the Reverse Split.

The Reverse Split will be accomplished by amending the Company’s Articles of Incorporation to include paragraphs substantially in the following form (the bracketed sections will be filled in at such time as the Board of Directors determines the final ratio of the Reverse Split):

“The Board of Directors and stockholders of the Corporation have authorized and approved, effective as of [____________], 2008, a 1 for [__] reverse stock split whereby (i) each [__] shares of Common Stock of the Corporation issued shall, without action on the part of any stockholder, represent 1 share of Common Stock of the Corporation on such effective date, and (ii) fractional shares caused by the reverse stock split shall be rounded up to the nearest whole share.

The par value of $0.001 per share of the Common Stock of the Corporation shall not be changed. The Corporation’s stated capital shall be reduced by an amount equal to the aggregate par value of the shares of Common Stock issued prior to the effectiveness of the reverse stock split which, as a result of the reverse stock split provided for herein, are no longer issued shares of Common Stock of the Corporation.”

The Reverse Split will become effective on the date specified in the Certificate of Amendment of Articles of Incorporation (“Certificate of Amendment”) the Company files with the Nevada Secretary of State (the “Effective Date”). The complete text of the form of the Certificate of Amendment is set forth as Appendix A to this Information Statement. The exact timing of the filing of the Certificate of Amendment will be determined by the Board of Directors based upon its evaluation as to when the Reverse Split will be most advantageous to us and the Company’s stockholders, and the Board of Directors reserves the right to delay filing the Certificate of Amendment for up to twelve months. In addition, the Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Split if, at any time prior to filing the Certificate of Amendment, the Board of Directors, in its sole discretion, determines that it is no longer in the Company’s best interests and the best interests of the Company’s stockholders.

Effect of a Reverse Split

The following table sets forth the approximate percentage reduction in the outstanding shares of the Company’s Common Stock and the approximate number of shares of the Company’s Common Stock that would be outstanding as a result of the Reverse Split, based on 17,049,000 shares of the Company’s Common Stock issued and outstanding as of October 14, 2008:

Proposed Reverse Split Ratio	Percentage Reduction	Shares outstanding After Reverse Split

1-for-1.5	33.3%	11,366,000

1-for-2	50%	8,524,500

1-for-3	66.7%	5,683,000

1-for-5	80%	3,409,800

Under the Reverse Split, the number of authorized shares of the Company’s Common Stock will not be reduced. This will increase significantly the ability of the Board of Directors to issue authorized and unissued and unreserved shares of the Company’s Common Stock without further stockholder action. The issuance in the future of such additional authorized shares of the Company’s Common Stock may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights of the currently outstanding shares of the Company’s Common Stock. The effective increase in the number of authorized but unissued and unreserved shares of the Company’s Common Stock may be construed as having an anti-takeover effect as further discussed below.

The Company is presently authorized under our Articles of Incorporation to issue 75,000,000 shares of our common stock. The Company is not proposing to reduce the amount of authorized shares of its Common Stock. Following the Reverse Split, there will be fewer shares of the Company’s Common Stock (as set forth in the table above) outstanding.

The Company has warrants issued to purchase 1,459,850 shares of the Company’s common stock at an exercise price of $6.00. The warrants have a four year term. Following the Reverse Split, the exercise price and number of shares issuable in connection with the exercise of the Company’s outstanding options and warrants will be adjusted in proportion to the Reverse Split approved by the Board of Directors within a ratio of 1.5 to 5. For instance, in the event that the Board of Directors approves a 1 for 2 Reverse Split, the warrants will automatically adjust to have an exercise price of $12.00 per share and to be exercisable for 729,925 shares of the Company’s Common Stock.

Potential Anti-Takeover Effects.

Certain provisions of the Company’s Articles of Incorporation and Nevada law may have the effect of delaying, deferring or discouraging another person from acquiring control of our company.

Following the Reverse Split, the Company will have available between approximately 62,660,766 and 71,298,230 authorized but unissued and unreserved shares of the Company’s Common Stock available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including a future public offering to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of the Company’s Common Stock may enable the Board of Directors to issue shares of stock to persons friendly to existing management. As a result, the Company’s issuance of these shares could have an anti-takeover effect.

In addition, Nevada has enacted the following legislation that may deter or frustrate takeovers of Nevada corporations, such as the Company:

Evaluation of Acquisition Proposals. The Nevada Revised Statutes expressly permit the Board of Directors, when evaluating any proposed tender or exchange offer, any merger, consolidation or sale of substantially all of the Company’s assets, or any similar extraordinary transaction, to consider all relevant factors including, without limitation, the social, legal, and economic effects on the employees, customers, suppliers, and other constituencies of our company and our subsidiaries, and on the communities and geographical areas in which they operate. The Board of Directors may also consider the amount of consideration being offered in relation to the then current market price for the Company’s outstanding shares of capital stock and the Company’s then current value in a freely negotiated transaction. The Board of Directors believes such provisions are in the long-term best interests of the Company and its stockholders.

Control Share Acquisitions. The Company is subject to the Nevada control share acquisitions statute. This statute is designed to afford stockholders of public corporations in Nevada protection against acquisitions in which a person, entity or group seeks to gain voting control. With enumerated exceptions, the statute provides that shares acquired within certain specific ranges will not possess voting rights in the election of directors unless the voting rights are approved by a majority vote of the public corporation’s disinterested stockholders. Disinterested shares are shares other than those owned by the acquiring person or by a member of a group with respect to a control share acquisition, or by any officer of the corporation or any employee of the corporation who is also a director. The specific acquisition ranges that trigger the statute are: acquisitions of shares possessing one-fifth or more but less than one-third of all voting power; acquisitions of shares possessing one-third or more but less than a majority of all voting power; or acquisitions of shares possessing a majority or more of all voting power. Under certain circumstances, the statute permits the acquiring person to call a special stockholders meeting for the purpose of considering the grant of voting rights to the holder of the control shares. The statute also enables a corporation to provide for the redemption of control shares with no voting rights under certain circumstances.

The Reverse Split is not the result of any specific effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise. The Reverse Split is not part of a plan by management to adopt a series of provisions having an anti-takeover effect and management does not presently intend to propose other anti-takeover measures in future stockholder votes

U.S. Federal Income Tax Consequences of the Reverse Split

The following is a summary of certain material U.S. federal income tax consequences of the Reverse Split to a stockholder of the Company (hereinafter a “U.S. stockholder”) that is a “United States person,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”). It does not purport to be a complete discussion of all of the possible U.S. federal income tax consequences of the Reverse Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. For example, the state and local tax consequences of the Reverse Split may vary significantly as to each U.S. stockholder, depending upon the state in which such stockholder resides or does business. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our shares through such entities. The discussion below is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that our shares outstanding before the Reverse Split (“old shares”) were, and our shares outstanding after the Reverse Split (“new shares”) will be, held by a stockholder as a “capital asset,” as defined in the Code (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with his or her own tax advisor with respect to the tax consequences of the Reverse Split.

No gain or loss should be recognized by a U.S. stockholder upon such stockholder’s deemed exchange of old shares for new shares pursuant to the Reverse Split. The aggregate tax basis of the new shares should be the same as such stockholder’s aggregate tax basis in the old shares, and the holding period of the new shares should include the holding period of such stockholder in the old shares.

The above discussion regarding the U.S. federal income tax consequences of the Reverse Split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences of the Reverse Split under that stockholder’s particular circumstances.

No Exchange of Stock Certificates Required

Upon the Reverse Split becoming effective, stockholders (at their option and at their expense) may exchange their stock certificates representing pre-Reverse Split common shares for new certificates representing post-Reverse Split common shares. Stockholders are not required to exchange their stock certificates. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNLESS REQUESTED TO DO SO.

Vote Required

The affirmative vote of the holders of a majority of all outstanding shares of the Company’s common stock entitled to vote on this proposal has been received in the form of a written consent in lieu of special meeting.

Dissenters’ Rights of Appraisal

We are a Nevada corporation and are governed by the NRS. Holders of our voting securities are not entitled to dissenters’ rights under NRS Section 92A.380 with respect to the Reverse Split.

Interest of Certain Persons in Matters to be Acted Upon

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the stock split that is not shared by all other shareholders of ours.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and Form 10-Q with the Securities and Exchange Commission (“SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC may be obtained free of charge.

By Order of the Board of Directors

November 10, 2008

APPENDIX A

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

JINGWEI INTERNATIONAL LIMITED

______________________________

Pursuant to Section 78.390 of the

General Corporation Law of Nevada

_____________________________

The undersigned Chief Executive Officer of Jingwei International Limited (“Corporation”) DOES HEREBY CERTIFY:

FIRST: The name of the Corporation is Jingwei International Limited.

SECOND: The stockholders of the Corporation approved a reverse split of the outstanding shares of the Corporation’s Common Stock and Article Fourth of the Articles of Incorporation is amended in its entirety to read as follows:

ARTICLE FOURTH

The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 75,000,000 shares of common stock, $0.001 par value per share (“Common Stock”). The Common Stock of the Corporation may be issued from time to time without the approval of the stockholders and for such consideration as may be fixed from time to time by the board of directors. The board of directors may issue such shares of Common Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be sated in the resolution or resolutions.

The Board of Directors and stockholders of the Corporation have authorized and approved, effective as of [____________], 2008, a 1 for [__] reverse stock split whereby (i) each [__] shares of Common Stock of the Corporation issued shall, without action on the part of any stockholder, represent 1 share of Common Stock of the Corporation on such effective date and (ii) fractional shares caused by the reverse stock split shall be rounded up to the nearest whole share.

The par value of $0.001 per share of the Common Stock of the Corporation shall not be changed. The Corporation’s stated capital shall be reduced by an amount equal to the aggregate par value of the shares of Common Stock issued prior to the effectiveness of the reverse stock split which, as a result of the reverse stock split provided for herein, are no longer issued shares of Common Stock of the Corporation.

THIRD: The foregoing Amendment of the Articles of Incorporation was duly approved by the Corporation’s Board of Directors and was duly adopted by the consent of the holders of a majority of the outstanding voting stock of the Corporation.

IN WITNESS WHEREOF, I have executed this Certificate of Amendment this ___ day of _________, 2008.

________________________________
Regis Kwong, Chief Executive Officer